PROXY

                             GABELLI LARGE CAP VALUE PORTFOLIO
                                            OF
                                  THE LEGENDS FUND, INC.

                              SPECIAL MEETING OF SHAREHOLDERS

                                      April 18, 2003


     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Gabelli Large Cap Value Portfolio of The Legends Fund, Inc. (the "Company") hereby appoints Kevin L. Howard and Bradley D. Walker, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 18, 2003, at the offices of the Company, 515 West Market Street, Louisville, Kentucky 40202, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:


          1. To approve an Agreement and Plan of Reorganization whereby Touchstone Value Plus Fund, a series of Touchstone Variable Series Trust, will (i) acquire all of the assets of Gabelli Large Cap Value Portfolio, a series of the Company; and (ii) assume all of the liabilities of the Company's Gabelli Large Cap Value Portfolio.

               FOR  [       ]     AGAINST  [        ]     ABSTAIN  [         ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                Dated:                              , 2003
                                      ------------------------------

                                Integrity Life Insurance Company
                                --------------------------------------------
                                Name of Insurance Company


                                Name and Title of Authorized Officer


                                Signature of Authorized Officer

GABELLI LARGE CAP VALUE PORTFOLIO

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
Integrity Life Insurance Company
Separate Account II


                                     EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                                     PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                                INSTRUCTIONS TODAY!

        VOTING INSTRUCTIONS TO INTEGRITY LIFE INSURANCE COMPANY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE LEGENDS FUND, INC. TO BE HELD ON
        APRIL 18, 2003 VOTING INSTRUCTIONS SOLICITED ON BEHALF OF
        INTEGRITY LIFE INSURANCE COMPANY

The undersigned hereby instructs Integrity Life Insurance Company (the "Insurance Company") to vote all shares of the Gabelli Large Cap Value Portfolio of The Legends Fund, Inc. (the "Company") and represented by units held by the undersigned at a special meeting of shareholders of the Company to be held at 10:00 a.m., local time, on April 18, 2003, at the offices of the Company, 515 West Market Street, Louisville, Kentucky 40202 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Insurance Company is authorized to vote upon such other matters as may properly come before the meeting.

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RECEIPT OF THE  NOTICE(S)  OF THE  SPECIAL  MEETING AND THE  ACCOMPANYING  PROXY
STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                                     Signature


                                                     Signature (if held jointly)

                                                     Date

                                             (Please see reverse side)

UNITS HELD ON BEHALF OF THE CONTRACT OWNER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.


IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE INSURANCE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE INSURANCE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|


PORTFOLIO                                            UNITS
Gabelli Large Cap Value


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
                                         ---


1. To approve an Agreement and Plan of Reorganization whereby Touchstone Value Plus Fund, a series of Touchstone Variable Series Trust, will (i) acquire all of the assets of Gabelli Large Cap Value Portfolio, a series of the Company, and (ii) assume the liabilities of Gabelli Large Cap Value Portfolio, substantially as described in the accompanying Prospectus/Proxy Statement.


Mark|_| To Vote FOR; or |_| To Vote AGAINST; or |_| To ABSTAIN From Voting.






          IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING